Exhibit 99.1

801 E. 86th Avenue
Merrillville, IN 46410

FOR IMMEDIATE RELEASE
November 2, 2006

FOR ADDITIONAL INFORMATION
Media	Investors
Kris Falzone	Randy Hulen
Vice President, Corporate Communications	Director, Investor Relations
(219) 647-5581	(219) 647-5688
klfalzone@nisource.com	rghulen@nisource.com

Carol Churchill	Rae Kozlowski
Director, Corporate Communications	Manager, Investor Relations
(888) 696-0481	(219) 647-6083
cchurchill@nisource.com	ekozlowski@nisource.com
NiSource announces higher third-quarter earnings
Company reports progress on Whiting Clean Energy
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $29.5 million, or 11 cents per share, for the three months ended Sept. 30, 2006, an increase from $16.4 million, or 6 cents per share, for the third quarter of 2005 (all per-share amounts are basic). Operating earnings (non-GAAP) were $142.8 million for the third quarter of 2006, up from $128.0 million for the same period in 2005. For a reconciliation of net operating earnings and operating earnings to GAAP, see Schedules 1 and 2 of this news release.
Primary drivers of the improvement in net operating earnings were strong results in the electric business; an improvement in gas distribution operations due to lower operating expenses; and a $10.3 million decrease in interest expense for the quarter due to the refinancing of $2.4 billion in long-term debt during 2005 at lower rates.
“Our core businesses produced a solid third quarter,” said NiSource President and Chief Executive Officer Robert C. Skaggs, Jr. “Our electric unit turned in another strong performance, our gas distribution operations held the line on expenses while continuing to make progress on a number of key regulatory initiatives, and our gas transmission and storage team continued to deliver the revenue growth projected for the year.”
These positive results reflect ongoing progress on the company’s four-point plan for long-term, sustainable growth, Skaggs stated. The balanced plan centers on NiSource’s portfolio of regulated assets and includes: commercial growth and expansion of the gas transmission and storage business;
-more-

NiSource announces higher third-quarter earnings

commercial and regulatory initiatives; management of the balance sheet; and process and expense management.
Significant progress on Whiting Clean Energy
Skaggs announced that NiSource’s Whiting Clean Energy (WCE) unit and BP have reached a Memorandum of Understanding (MOU) which, subject to the execution of a definitive agreement, would redefine terms under which WCE will provide steam to BP. WCE is a 525-megawatt combined- cycle gas cogeneration facility located on the BP Whiting Refinery property in Whiting, Ind., that produces electricity to sell into the Midwest wholesale market and provides steam to BP for its oil refining process.
BP intends to develop alternative solutions to meet the refinery’s steam needs by the end of 2009. WCE and BP have also outlined a restructured steam pricing approach for operating the WCE facility in the interim.
“This is an important milestone toward improving the financial performance of Whiting Clean Energy,” Skaggs said. “We strongly value our business relationship with BP, which recently announced a major investment in the refinery, and its commitment to working with us to find a solution for the Whiting operations that will be mutually beneficial.”
Continued focus on usage and attrition issues
Skaggs noted that NiSource’s management and regulatory teams remain focused on the issues relating to customer usage and attrition in the gas distribution segment.
“Our current view concerning customer usage and attrition through the remainder of the year remains consistent with the outlook we provided after the second quarter,” Skaggs said. “The recent decline in natural gas prices is welcome news for NiSource and our customers. However, it remains to be seen whether we will experience some moderation in the negative usage trends and attrition that have taken place over the last two years.”
Skaggs noted that in light of the difficulty in predicting gas prices and customer behavior, the company does not intend to reforecast 2006 earnings.
He emphasized that NiSource is developing and pursuing a number of regulatory initiatives throughout its distribution markets to mitigate the impacts of conservation and customer attrition. For example, Northern Indiana Public Service Company (NIPSCO) continues to work with its regulatory stakeholders on a filing made earlier this year to simplify its residential rate structure.
-more-

NiSource announces higher third-quarter earnings

In addition, Skaggs indicated that the company is encouraged by the recent action by the Pennsylvania Public Utility Commission to establish a working group to address a variety of issues relating to residential customer demand, including potential changes in rate design.
“We applaud the Pennsylvania Commission’s initiative on this important industry issue, and our Columbia Gas of Pennsylvania regulatory team plans to participate actively in the process,” Skaggs said.
He also noted that other NiSource gas distribution companies will continue to develop and pursue additional regulatory initiatives over the course of the next few years. “We continue to work toward regulatory initiatives that will address the customer usage and attrition issues, as well as support profitable customer growth and infrastructure investments,” he stated.
Overview of third-quarter operating earnings (non-GAAP) performance by business segment
Gas Distribution Operations
NiSource’s Gas Distribution Operations segment reported an operating earnings loss of $30.8 million for the third quarter of 2006, compared with an operating earnings loss of $44.0 million a year ago. The improvement was primarily due to lower operating expenses from decreased employee and administrative costs, a change in the reserve balance for leased office space, and lower property tax accruals.
“Natural gas prices have moderated compared with last winter in most of our markets, which, again, is good news for our customers,” Skaggs said. “Our gas utility employees continue to hold the line on expenses, in keeping with our four-point platform for growth. At the same time, our gas supply team continues to capitalize on short-term market opportunities to use our distribution business’s extensive supply and storage portfolio to increase revenues that are shared with customers under various regulatory mechanisms.”
Gas Transmission and Storage Operations
Operating earnings for the Gas Transmission and Storage Operations segment were $69.4 million, essentially flat with operating earnings of $69.8 million during the third quarter of 2005. Net revenues increased by $12.4 million, primarily due to sales of shorter-term transportation and storage services. However, expenses also increased, mainly due to higher property insurance premiums, employee and administrative costs, and costs to settle litigation.
-more-

NiSource announces higher third-quarter earnings

“Our commercial team, which we continue to build, is doing an excellent job of optimizing opportunities based on our market-leading storage and pipeline platform,” Skaggs said, noting that the team this year has signed new agreements that are expected to result in more than $40 million in revenue for 2006. About $12.4 million of that revenue was recorded during the third quarter; a total of $31.7 million was recorded through the first nine months of the year.
Skaggs said that NiSource’s transmission business continues to make progress on significant asset expansion projects. Construction continues on the Hardy Storage project, a joint venture between NiSource’s Columbia Gas Transmission and a subsidiary of Piedmont Natural Gas Company. Service is scheduled to commence in April 2007.
Likewise, progress continues on Columbia Gas Transmission’s Eastern Market Expansion project, and a certificate application is expected to be filed with the Federal Energy Regulatory Commission (FERC) during the first half of 2007. Service is on target to begin in the second quarter of 2009.
In addition, the Millennium Pipeline project received a favorable Supplemental Final Environmental Impact Statement from the FERC on Oct. 13, 2006, and the FERC is expected to issue certificate approval by year-end. “We are pleased with the continuing progress of the Millennium project,” Skaggs said. He indicated that the project team is focused on the completion of the FERC review process and finalizing the project’s construction estimates. In that regard, he also noted that the project team is in advanced discussions with local tax authorities concerning property tax abatement for Millennium.
Electric Operations
NiSource’s electric business reported operating earnings of $113.1 million, up from $103.6 million in the third quarter of 2005. The increase was primarily due to lower unrecoverable Midwest Independent System Operator (MISO) costs, increased industrial sales, and the timing of regulatory revenue credits. Operating expenses were $5.0 million higher than a year ago due to higher electric generation and maintenance expenses.
“Steady growth in our northern Indiana market and continued strength in industrial sales volumes and margins helped drive another strong quarter in our electric business,” Skaggs said. “Year-to-date sales volumes to NIPSCO’s largest electric customers are up 9.6 percent over 2005 levels.”
Other Operations
The Other Operations segment reported an operating earnings loss of $0.2 million in the third quarter of 2006, compared with operating earnings of $2.1 million in the year-ago period. The decrease was due primarily to increased losses at Whiting Clean Energy.
-more-

NiSource announces higher third-quarter earnings

Creating shareholder value
Skaggs noted that NiSource continues to move forward with the strategic effort initiated earlier this year to unlock the underlying value of the company’s asset base.
“Clearly, our progress on Whiting Clean Energy is an important step forward in our comprehensive, integrated process,” Skaggs said. “In addition, NiSource’s Board of Directors is in the advanced stages of reviewing a variety of options developed during the analytic phase of our strategic review process. As always, we remain committed to communicating with investors and all other stakeholders in a transparent and timely fashion when decisions are made.”
Income from Continuing Operations (GAAP)
On a GAAP basis, NiSource reported income from continuing operations for the three months ended Sept. 30, 2006, of $25.9 million, or 10 cents per share, compared with a loss of $5.9 million, or 2 cents per share, in the same period a year ago. The loss during 2005 was primarily due to a $49 million restructuring charge related to the outsourcing to IBM.
Operating income was $136.4 million for the third quarter of 2006, compared with $92.5 million in 2005.
Definition of non-GAAP measures
NiSource focuses on net operating earnings and operating earnings, which are both non-GAAP measures, because management believes these measures better represent the fundamental earnings strength and performance of the company. NiSource uses these measures internally for budgeting, for reporting to the board of directors, and for purposes of determining the payout under NiSource’s annual incentive compensation plan for its employees.
Net operating earnings are a non-GAAP financial measure that NiSource defines as income from continuing operations determined in accordance with Generally Accepted Accounting Principles (GAAP) adjusted for certain items. Operating earnings are operating income determined in accordance with GAAP adjusted for certain items. Adjustments reflected in these measures are primarily weather, restructuring and transition costs related to the outsourcing contract with IBM, gains and losses on the sale of assets, certain reserve adjustments and other items. See Schedule 1 and Schedule 2 of this news release for the reconciliations of net operating earnings and operating earnings, respectively, to GAAP.
Conference call to be held this morning (Nov. 2)
NiSource will host an analyst conference call at 9 a.m. EST on Thursday, Nov. 2, 2006, to further discuss the company’s third-quarter 2006 results. All interested parties may hear the conference call live by logging on to the NiSource Web site at www.nisource.com.
-more-

NiSource announces higher third-quarter earnings

Third-Quarter 2006 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated third-quarter 2006 operating earnings (non-GAAP) were $142.8 million, compared to $128.0 million for the same period in 2005. Refer to Schedule 2 for the items included in 2006 and 2005 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the quarter ended September 30, 2006 are discussed below.
Gas Distribution Operations reported an operating earnings loss of $30.8 million compared to an operating earnings loss of $44.0 million during the comparable quarter of 2005. Lower operating expenses from decreased employee and administrative costs, a change in a restructuring reserve balance for leased office space, and lower property tax accruals were the main reasons for the improvement in net operating earnings. Excluding the impact of regulatory trackers, net revenues were essentially flat with the comparable quarter last year.
Gas Transmission and Storage Operations reported operating earnings of $69.4 million essentially flat with operating earnings of $69.8 million in the third quarter of 2005. Increased net revenues of $12.4 million were offset by higher operating expenses. The higher net revenues were due primarily to sales of shorter-term transportation and storage services. Seasonal price fluctuations in the national energy market continued to create opportunities for customers to utilize existing short-term tariff services. The operating expense increase was mainly due to higher employee and administrative costs, increased property insurance premiums, and costs to settle litigation. The higher employee and administrative costs is primarily due to the building of the commercial team to optimize revenue producing opportunities. The increased property insurance costs were attributable to increases in premiums for offshore and onshore facilities located in or near the Gulf of Mexico. Such increases were driven by the poor underwriting experience of the insurance industry over the past few years, resulting from the unprecedented losses sustained from hurricanes such as Ivan, Katrina and Rita.
Electric Operations reported operating earnings of $113.1 million versus operating earnings of $103.6 million from the comparable period last year. Net revenues increased by $14.5 million due to lower unrecoverable MISO costs included in costs of sales, strong industrial volumes and the timing of revenue credits. The lower unrecoverable MISO costs resulted mainly from the IURC’s second quarter ruling on the recoverability of certain MISO costs as well as the deferral of certain costs for future recovery which began on August 1, 2006. Operating expenses were $5.0 million higher than a year ago due to higher electric generation and maintenance expenses.
Other Operations reported an operating earnings loss of $0.2 million in the third quarter of 2006, versus operating earnings of $2.1 million in the third quarter of 2005. The $2.3 million decrease in operating earnings primarily resulted from increased losses at the Whiting Clean Energy facility partially offset by lower property tax accruals.
-more-

NiSource announces higher third-quarter earnings

Corporate reported an operating earnings loss of $8.7 million in the third quarter of 2006, versus an operating earnings loss of $3.5 million in the third quarter of 2005. The additional loss was primarily due to consulting and outside service costs and higher insurance costs.
Other Items
Interest expense decreased by $10.3 million due to the refinancing of $2.4 billion in long-term debt during 2005 at lower rates. Other, net expense of $0.8 million compares to other, net income of $3.3 million in the third quarter of 2005 due primarily to lower interest income and higher fees due to increased interest costs related to the sale of accounts receivable.
-more-

NiSource announces higher third-quarter earnings

Nine-Month Period 2006 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated operating earnings (non-GAAP) for the nine months ended September 30, 2006 were $714.3 million, compared to $708.2 million for the same period in 2005. Refer to Schedule 2 for the items included in 2006 and 2005 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the nine months ended September 30, 2006 are discussed below.
Gas Distribution Operations reported operating earnings of $231.4 million versus operating earnings of $247.5 million in 2005. Excluding the impact of regulatory trackers discussed below, net revenues decreased by $21.0 million due primarily to declines in residential customer usage.
Operating expenses, excluding expenses that are the subject of regulatory trackers discussed below, were $4.9 million lower than last year. The decrease was due to lower operation and maintenance expenses and decreased other taxes partially offset by higher depreciation charges.
Comparability of Gas Distribution Operations line item operating results is impacted by regulatory trackers that allow for the recovery in rates of certain costs such as bad debt expenses. Increases in the expenses that are the subject of trackers result in a corresponding increase in net revenues and therefore have essentially no impact on total operating earnings results. Approximately $32.1 million of the increase in operation and maintenance expenses were subject to such trackers and were therefore primarily offset by a corresponding increase to net revenues reflecting recovery of certain costs.
Gas Transmission and Storage Operations reported operating earnings of $261.2 million versus operating earnings of $250.3 million during the nine months ended September 30, 2005. The increase resulted from $29.2 million of higher net revenues due to increased subscriptions for demand services and sales of shorter-term transportation and storage services. Seasonal price fluctuations in the national energy market created opportunities for customers to utilize existing short-term tariff services. Operating expenses increased by $18.3 million mainly due to higher employee and administrative costs, property insurance premiums, costs to settle litigation, and pipeline integrity expenses. The higher employee and administrative costs is primarily due to the building of the commercial team to optimize revenue producing opportunities.
Electric Operations reported operating earnings of $251.1 million versus operating earnings of $234.7 million during the comparable period last year. Net revenues increased by $28.0 million due to lower unrecoverable MISO costs, timing of revenue credits, increased industrial volumes and customer growth. The lower unrecoverable MISO costs resulted mainly from the IURC’s second quarter ruling on the recoverability of certain MISO costs as well as the deferral of certain costs for future recovery which began on August 1, 2006. Operating expenses, excluding expenses subject to environmental trackers of $5.7 million, increased by $5.9 million primarily due to higher electric generation and maintenance expenses.
-more-

NiSource announces higher third-quarter earnings

Other Operations reported an operating earnings loss of $15.0 million compared to an operating earnings loss of $14.2 million last year mainly due to increased losses at the Whiting Clean Energy facility offset by lower uncollectible accounts, higher gas marketing margins, and lower property tax accruals.
Corporate reported an operating earnings loss of $14.4 million versus an operating earnings loss of $10.1 million in the nine months ended September 30, 2005. The additional loss was primarily due to consulting and outside service costs.
Other Items
Interest expense decreased by $27.1 million due to the refinancing of $2.4 billion in long-term debt during 2005 at lower rates. Other, net expense of $6.9 million compares to other, net income of $6.4 million last year due primarily to lower interest income and higher costs related to the sale of accounts receivable. Higher fees, due to higher interest rates, and increased levels of accounts receivable balances resulted in the higher costs.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.7 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the effectiveness of NiSource’s outsourcing initiative; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.
###

NiSource Inc.
Consolidated Net Operating Earnings (Non - GAAP)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2006	2005	2006	2005

Net Revenues
Gas Distribution	$396.7	$377.5	$3,058.5	$2,840.5
Gas Transportation and Storage	202.7	179.1	743.8	721.0
Electric	377.4	381.9	985.0	946.6
Other	183.5	222.3	715.6	666.2

Gross Revenues	1,160.3	1,160.8	5,502.9	5,174.3
Cost of Sales (excluding depreciation and amortization)	525.0	557.0	3,187.1	2,928.9

Total Net Revenues	635.3	603.8	2,315.8	2,245.4

Operating Expenses
Operation and maintenance	306.9	283.1	977.4	907.1
Depreciation and amortization	136.5	135.9	411.4	406.9
Other taxes	49.1	56.8	212.7	223.2

Total Operating Expenses	492.5	475.8	1,601.5	1,537.2

Operating Earnings	142.8	128.0	714.3	708.2

Other Income (Deductions)
Interest expense, net	(96.2)	(106.5)	(284.9)	(312.0)
Dividend requirements on preferred stock of subsidiaries	—	(1.0)	(1.1)	(3.2)
Other, net	(0.8)	3.3	(6.9)	6.4

Total Other Income (Deductions)	(97.0)	(104.2)	(292.9)	(308.8)

Operating Earnings From Continuing Operations
Before Income Taxes	45.8	23.8	421.4	399.4
Income Taxes	16.3	7.4	149.9	147.7

Net Operating Earnings from Continuing Operations	29.5	16.4	271.5	251.7

GAAP Adjustment	(3.6)	(22.3)	(51.2)	(40.6)

GAAP Income (Loss) from Continuing Operations	$25.9	$(5.9)	$220.3	$211.1

Basic Net Operating Earnings Per Share	0.11	0.06	1.00	0.93

GAAP Basic Earnings (Loss) Per Share from Continuing Operations	0.10	(0.02)	0.81	0.78

Basic Average Common Shares Outstanding (millions)	272.5	271.7	272.4	271.1

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months		Nine Months
Gas Distribution Operations	Ended September 30,		Ended September 30,
(in millions)	2006	2005	2006	2005

Net Revenues
Sales Revenues	$467.3	$450.4	$3,402.3	$3,204.8
Less: Cost of gas sold	276.9	267.5	2,353.3	2,166.9

Net Revenues	190.4	182.9	1,049.0	1,037.9

Operating Expenses
Operation and maintenance	140.6	145.1	523.4	496.0
Depreciation and amortization	57.7	55.7	173.3	167.8
Other taxes	22.9	26.1	120.9	126.6

Total Operating Expenses	221.2	226.9	817.6	790.4

Operating Earnings (Loss)	$(30.8)	$(44.0)	$231.4	$247.5

GAAP Adjustment	(0.8)	(25.6)	(63.0)	(36.5)

GAAP Operating Income (Loss)	$(31.6)	$(69.6)	$168.4	$211.0

	Three Months		Nine Months
Gas Transmission and Storage Operations	Ended September 30,		Ended September 30,
(in millions)	2006	2005	2006	2005

Net Revenues
Transportation revenues	$154.6	$141.5	$491.6	$461.2
Storage revenues	44.2	44.4	132.4	133.6
Other revenues	(0.8)	1.8	4.8	9.5

Total Revenues	198.0	187.7	628.8	604.3
Less: Cost of gas sold	4.3	6.4	13.6	18.3

Net Revenues	193.7	181.3	615.2	586.0

Operating Expenses
Operation and maintenance	83.1	70.2	227.2	208.3
Depreciation and amortization	28.4	28.6	85.7	85.3
Other taxes	12.8	12.7	41.1	42.1

Total Operating Expenses	124.3	111.5	354.0	335.7

Operating Earnings	$69.4	$69.8	$261.2	$250.3

GAAP Adjustment	(0.5)	(7.6)	(3.0)	(1.8)

GAAP Operating Income	$68.9	$62.2	$258.2	$248.5

NiSource Inc.
Segment Operating Earnings (Non-GAAP) (continued)

	Three Months		Nine Months
Electric Operations	Ended September 30,		Ended September 30,
(in millions)	2006	2005	2006	2005

Net Revenues
Sales revenues	$383.2	$367.6	$998.1	$929.0
Less: Cost of sales	143.5	142.4	372.1	331.0

Net Revenues	239.7	225.2	626.0	598.0

Operating Expenses
Operation and maintenance	66.2	59.9	191.6	182.7
Depreciation and amortization	47.3	46.9	140.3	138.6
Other taxes	13.1	14.8	43.0	42.0

Total Operating Expenses	126.6	121.6	374.9	363.3

Operating Earnings	$113.1	$103.6	$251.1	$234.7

GAAP Adjustment	(4.8)	6.8	(11.4)	2.1

GAAP Operating Income	$108.3	$110.4	$239.7	$236.8

	Three Months		Nine Months
Other Operations	Ended September 30,		Ended September 30,
(in millions)	2006	2005	2006	2005

Net Revenues
Products and services revenue	$176.3	$226.9	$694.3	$653.8
Less: Cost of products purchased	162.8	210.8	664.5	625.8

Net Revenues	13.5	16.1	29.8	28.0

Operating Expenses
Operation and maintenance	12.5	10.1	34.5	28.7
Depreciation and amortization	1.8	2.7	7.5	8.1
Other taxes	(0.6)	1.2	2.8	5.4

Total Operating Expenses	13.7	14.0	44.8	42.2

Operating Earnings (Loss)	$(0.2)	$2.1	$(15.0)	$(14.2)

GAAP Adjustment	(0.1)	(2.8)	(0.1)	(0.2)

GAAP Operating Loss	$(0.3)	$(0.7)	$(15.1)	$(14.4)

	Three Months		Nine Months
Corporate	Ended September 30,		Ended September 30,
(in millions)	2006	2005	2006	2005

Operating Earnings Loss	$(8.7)	$(3.5)	$(14.4)	$(10.1)

GAAP Adjustment	(0.2)	(6.3)	(1.2)	(21.8)

GAAP Operating Loss	$(8.9)	$(9.8)	$(15.6)	$(31.9)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Gas Distribution Operations	2006	2005	2006	2005

Sales and Transportation (MMDth)
Residential	15.6	16.1	162.5	196.2
Commercial	20.0	17.6	114.3	124.3
Industrial	91.1	84.8	272.5	281.9
Off System	11.3	1.3	41.2	17.6
Other	0.1	0.1	0.6	0.6

Total	138.1	119.9	591.1	620.6

Weather Adjustment	(0.4)	1.4	37.3	(2.7)

Sales and Transportation Volumes — Excluding Weather	137.7	121.3	628.4	617.9

Heating Degree Days	69	21	2,752	3,180
Normal Heating Degree Days	58	58	3,165	3,168
% Colder (Warmer) than Normal	19%	(64%)	(13%)	0%

Customers
Residential			2,983,908	2,988,934
Commercial			276,058	285,449
Industrial			7,849	8,424
Other			73	61

Total			3,267,888	3,282,868

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Gas Transmission and Storage Operations	2006	2005	2006	2005

Throughput (MMDth)
Columbia Transmission
Market Area	170.5	144.1	669.0	708.2
Columbia Gulf
Mainline	108.1	120.4	397.7	402.1
Short-haul	36.4	27.1	83.8	68.7
Columbia Pipeline Deep Water	1.6	2.7	6.7	9.4
Crossroads Gas Pipeline	8.4	9.5	28.4	31.5
Granite State Pipeline	3.0	3.2	19.1	22.8
Intrasegment eliminations	(90.7)	(110.4)	(369.4)	(390.6)

Total	237.3	196.6	835.3	852.1

NiSource Inc.
Segment Volumes and Statistical Data (continued)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Electric Operations	2006	2005	2006	2005

Sales (Gigawatt Hours)
Residential	1,058.0	1,197.9	2,541.1	2,732.9
Commercial	1,077.5	1,082.4	2,921.0	2,964.7
Industrial	2,359.8	2,240.1	7,180.7	6,753.6
Wholesale	260.4	336.5	608.4	693.6
Other	38.5	34.3	78.9	82.8

Total	4,794.2	4,891.2	13,330.1	13,227.6

Weather Adjustment	65.1	(82.5)	141.6	(152.4)

Sales Volumes — Excluding Weather impacts	4,859.3	4,808.7	13,471.7	13,075.2

Cooling Degree Days	524	655	714	935
Normal Cooling Degree Days	576	576	803	803
% Warmer (Colder) than Normal	(9%)	14%	(11%)	16%

Electric Customers
Residential			396,072	393,382
Commercial			51,791	50,922
Industrial			2,520	2,512
Wholesale			7	12
Other			760	767

Total			451,150	447,595

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2006	2005	2006	2005

Net Operating Earnings from Continuing Operations	$29.5	$16.4	$271.5	$251.7

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	(3.8)	3.3	(62.1)	17.8
Gas costs and other changes	—	—	—	1.2
Third party buyout of bankruptcy claim	—	—	—	8.9

Operating Expenses:
Restructuring, transition and consulting charges (outsourcing initiative)	(2.4)	(49.0)	(11.8)	(70.9)
Insurance recoveries, legal and reserve changes	—	5.3	—	(2.9)
Asset impairment	—	—	(5.8)	(21.8)
Gain (Loss) on sales of assets	(0.2)	—	1.0	1.4
Property and sales tax adjustments	—	4.9	—	8.1

Total items excluded from operating earnings	(6.4)	(35.5)	(78.7)	(58.2)

Loss on early redemption of preferred stock	—	—	(0.7)	—

Tax effect of above items and other income tax adjustments	2.8	13.2	28.2	17.6

Reported Income (Loss) from Continuing Operations — GAAP	$25.9	$(5.9)	$220.3	$211.1

Basic Average Common Shares Outstanding (millions)	272.5	271.7	272.4	271.1

Basic Net Operating Earnings Per Share ($)	0.11	0.06	1.00	0.93

Items excluded from operating earnings (after-tax)	(0.01)	(0.08)	(0.19)	(0.15)

GAAP Basic Earnings Per Share	0.10	(0.02)	0.81	0.78

NiSource Inc.
Schedule 2 — Quarterly Adjustments by Segment from Operating Earnings to GAAP
For Quarter ended September 30, 2006

2006 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	(30.8)	69.4	113.1	(0.2)	(8.7)	$142.8

Net Revenues:
Weather (compared to normal)	$0.7	$—	$(4.5)	$—	$—	$(3.8)

Total Impact — Net Revenues	0.7	—	(4.5)	—	—	(3.8)

Operating Expenses:
Operation and Maintenance Expenses—
Restructuring, transition and consulting charges (outsourcing initiative)	(1.4)	(0.5)	(0.3)	—	(0.2)	(2.4)

Loss on Sale of Assets	(0.1)	—	—	(0.1)	—	(0.2)

Total Impact — Operating Expenses	(1.5)	(0.5)	(0.3)	(0.1)	(0.2)	(2.6)

Total Impact — Operating Income (Loss)	$(0.8)	$(0.5)	$(4.8)	$(0.1)	$(0.2)	$(6.4)

Operating Income (Loss) — GAAP	$(31.6)	$68.9	$108.3	$(0.3)	$(8.9)	$136.4

2005 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	(44.0)	69.8	103.6	2.1	(3.5)	$128.0

Net Revenues:
Weather (compared to normal)	$(2.3)	$—	$5.6	$—	$—	$3.3

Total Impact — Net Revenues	(2.3)	—	5.6	—	—	3.3

Operating Expenses:
Operation and Maintenance Expenses—
Restructuring, transition and consulting charges (outsourcing initiative)	(29.9)	(8.5)	(5.0)	(0.9)	(4.7)	(49.0)
Insurance recoveries, legal and other reserves	5.3	0.9	2.6	(1.9)	(1.6)	5.3

Property and sales tax adjustment	1.3	—	3.6	—	—	4.9

Total Impact — Operating Expenses	(23.3)	(7.6)	1.2	(2.8)	(6.3)	(38.8)

Total Impact — Operating Income (Loss)	$(25.6)	$(7.6)	$6.8	$(2.8)	$(6.3)	$(35.5)

Operating Income (Loss) — GAAP	$(69.6)	$62.2	$110.4	$(0.7)	$(9.8)	$92.5

NiSource Inc.
Schedule 2 — Year-to-Date Segment Adjustments from Operating Earnings to GAAP
For Nine Months ended September 30, 2006

2006 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	231.4	261.2	251.1	(15.0)	(14.4)	$714.3

Net Revenues:
Weather (compared to normal)	$(52.5)	$—	$(9.6)	$—	$—	$(62.1)

Total Impact — Net Revenues	(52.5)	—	(9.6)	—	—	(62.1)

Operating Expenses:
Operation and Maintenance Expenses—
Restructuring, transition and consulting charges (outsourcing initiative)	(8.2)	(1.4)	(1.4)	(0.1)	(0.7)	(11.8)

Asset Impairment	(2.6)	(1.1)	(0.4)	(1.2)	(0.5)	(5.8)

Gain on Sale of Assets	0.3	(0.5)	—	1.2	—	1.0

Total Impact — Operating Expenses	(10.5)	(3.0)	(1.8)	(0.1)	(1.2)	(16.6)

Total Impact — Operating Income (Loss)	$(63.0)	$(3.0)	$(11.4)	$(0.1)	$(1.2)	$(78.7)

Operating Income (Loss) — GAAP	$168.4	$258.2	$239.7	$(15.1)	$(15.6)	$635.6

2005 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	247.5	250.3	234.7	(14.2)	(10.1)	$708.2

Net Revenues:
Weather (compared to normal)	$7.4	$—	$10.4	$—	$—	$17.8
Gas costs and other changes	2.5	—	(1.3)	—	—	1.2
Third party buyout of bankruptcy claim	—	8.9	—	—	—	8.9

Total Impact — Net Revenues	9.9	8.9	9.1	—	—	27.9

Operating Expenses:
Operation and Maintenance Expenses—
Restructuring, transition and consulting charges (outsourcing initiative)	(41.3)	(11.2)	(6.8)	(1.2)	(10.4)	(70.9)
Insurance recoveries, legal and other reserves	(0.4)	0.5	(2.9)	0.4	(0.5)	(2.9)

Asset Impairment	(10.9)	—	—	—	(10.9)	(21.8)

Gain on Sale of Assets	0.4	—	0.4	0.6	—	1.4

Property and Sales tax adjustments	5.8	—	2.3	—	—	8.1

Total Impact — Operating Expenses	(46.4)	(10.7)	(7.0)	(0.2)	(21.8)	(86.1)

Total Impact — Operating Income (Loss)	$(36.5)	$(1.8)	$2.1	$(0.2)	$(21.8)	$(58.2)

Operating Income (Loss) — GAAP	$211.0	$248.5	$236.8	$(14.4)	$(31.9)	$650.0

NiSource Inc.
Income Statement (GAAP)
(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(in millions, except per share amounts)	2006	2005	2006	2005

Net Revenues
Gas Distribution	$392.9	$380.8	$2,996.4	$2,868.4
Gas Transportation and Storage	202.7	179.1	743.8	721.0
Electric	377.4	381.9	985.0	946.6
Other	183.5	222.3	715.6	666.2

Gross Revenues	1,156.5	1,164.1	5,440.8	5,202.2
Cost of Sales (excluding depreciation and amortization)	525.0	557.0	3,187.1	2,928.9

Total Net Revenues	631.5	607.1	2,253.7	2,273.3

Operating Expenses
Operation and maintenance	309.8	326.8	989.2	980.9
Depreciation and amortization	136.5	135.9	411.4	406.9
Impairment and (gain) loss on sale of assets	(0.3)	—	4.8	20.4
Other taxes	49.1	51.9	212.7	215.1

Total Operating Expenses	495.1	514.6	1,618.1	1,623.3

Operating Income	136.4	92.5	635.6	650.0

Other Income (Deductions)
Interest expense, net	(96.2)	(106.5)	(284.9)	(312.0)
Dividend requirements on preferred stock of subsidiaries	—	(1.0)	(1.1)	(3.2)
Other, net	(0.8)	3.3	(6.9)	6.4
Loss on redemption of preferred stock	—	—	(0.7)	—

Total Other Income (Deductions)	(97.0)	(104.2)	(293.6)	(308.8)

Income (Loss) From Continuing Operations Before Income Taxes	39.4	(11.7)	342.0	341.2
Income Taxes	13.5	(5.8)	121.7	130.1

Income (Loss) from Continuing Operations	25.9	(5.9)	220.3	211.1

Loss from Discontinued Operations — net of taxes	(0.3)	(6.2)	(1.4)	(20.4)
Gain on Disposition of Discontinued Operations — net of taxes	0.2	5.3	0.4	47.8
Change in Accounting — net of taxes	—	—	0.4	—

Net Income (Loss)	$25.8	$(6.8)	$219.7	$238.5

Basic Earnings (Loss) Per Share ($)
Continuing operations	0.10	(0.02)	0.81	0.78
Discontinued operations	—	(0.01)	—	0.10

Basic Earnings (Loss) Per Share	0.10	(0.03)	0.81	0.88

Diluted Earnings (Loss) Per Share ($)
Continuing operations	0.10	(0.02)	0.81	0.77
Discontinued operations	—	(0.01)	—	0.10

Diluted Earnings (Loss) Per Share	0.10	(0.03)	0.81	0.87

Dividends Declared Per Common Share ($)	0.23	0.23	0.69	0.69

Basic Average Common Shares Outstanding (millions)	272.5	271.7	272.4	271.1
Diluted Average Common Shares (millions)	273.3	273.7	273.2	272.9

NiSource Inc.
Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
(in millions)	2006	2005

ASSETS
Property, Plant and Equipment
Utility Plant	$16,987.2	$16,684.4
Accumulated depreciation and amortization	(7,788.4)	(7,556.8)

Net utility plant	9,198.8	9,127.6

Other property, at cost, less accumulated depreciation	352.8	426.7

Net Property, Plant and Equipment	9,551.6	9,554.3

Investments and Other Assets
Assets of discontinued operations and assets held for sale	46.8	34.6
Unconsolidated affiliates	70.9	75.0
Other investments	118.2	114.2

Total Investments	235.9	223.8

Current Assets
Cash and cash equivalents	22.8	69.4
Restricted cash	203.0	33.9
Accounts receivable (less reserve of $48.1 and $67.9, respectively)	478.3	1,254.6
Gas inventory	682.8	526.9
Underrecovered gas and fuel costs	70.0	421.8
Materials and supplies, at average cost	85.3	72.0
Electric production fuel, at average cost	53.2	24.9
Price risk management assets	200.3	183.1
Exchange gas receivable	366.3	169.8
Regulatory assets	290.5	195.0
Prepayments and other	70.3	109.3

Total Current Assets	2,522.8	3,060.7

Other Assets
Price risk management assets	73.1	192.9
Regulatory assets	590.1	586.3
Goodwill	3,677.3	3,677.3
Intangible assets	477.9	495.8
Deferred charges and other	188.0	167.4

Total Other Assets	5,006.4	5,119.7

Total Assets	$17,316.7	$17,958.5

NiSource Inc.
Consolidated Balance Sheets (continued)
(unaudited)

	September 30,	December 31,
(in millions, except share amounts)	2006	2005

CAPITALIZATION AND LIABILITIES
Capitalization
Common stock equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 272,899,816 and 272,622,905 shares issued and outstanding, respectively	$2.7	$2.7
Additional paid-in-capital	3,979.7	3,969.4
Retained earnings	950.4	981.6
Accumulated other comprehensive loss	(106.3)	(5.6)
Treasury stock	(21.1)	(15.1)

Total common stock equity	4,805.4	4,933.0
Preferred stocks—Series without mandatory redemption provisions	—	81.1
Long-term debt, excluding amounts due within one year	5,173.4	5,271.2

Total Capitalization	9,978.8	10,285.3

Current Liabilities
Current portion of long-term debt	461.8	440.7
Short-term borrowings	861.0	898.0
Accounts payable	461.0	866.7
Dividends declared on common and preferred stocks	62.8	1.1
Customer deposits	104.9	101.9
Taxes accrued	137.2	217.5
Interest accrued	111.5	86.2
Overrecovered gas and fuel costs	144.4	25.8
Price risk management liabilities	242.1	72.3
Exchange gas payable	465.1	425.2
Deferred revenue	43.6	51.3
Regulatory liabilities	42.3	46.3
Accrued liability for postretirement and postemployment benefits	59.4	61.1
Other accruals	391.3	549.1

Total Current Liabilities	3,588.4	3,843.2

Other Liabilities and Deferred Credits
Price risk management liabilities	40.0	22.2
Deferred income taxes	1,485.1	1,591.9
Deferred investment tax credits	63.7	69.9
Deferred credits	89.8	81.1
Deferred revenue	32.2	60.4
Accrued liability for postretirement and postemployment benefits	475.4	511.0
Liabilities of discontinued operations and liabilities held for sale	9.9	—
Regulatory liabilities and other removal costs	1,250.5	1,196.2
Asset retirement obligations	125.3	119.8
Other noncurrent liabilities	177.6	177.5

Total Other Liabilities and Deferred Credits	3,749.5	3,830.0

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$17,316.7	$17,958.5

NiSource Inc.
Other Information
(unaudited)

	September 30,	December 31,
(in millions, except share amounts)	2006	2005

Total Common Stock Equity	$4,805.4	$4,933.0

Shares Outstanding (thousands)	272,900	272,623

Book Value of Common Shares	$17.61	$18.09

NiSource Inc.
Statements of Consolidated Cash Flow
(unaudited)

Nine Months Ended September 30, (in millions)	2006	2005

Operating Activities
Net income	$219.7	$238.5
Adjustments to reconcile net income to net cash from continuing operations:
Loss on early redemption of preferred stock	0.7	—
Depreciation and amortization	411.4	406.9
Net changes in price risk management assets and liabilities	50.4	(85.7)
Deferred income taxes and investment tax credits	(129.4)	(56.8)
Deferred revenue	(36.0)	(11.6)
Stock compensation expense	4.4	6.6
Gain on sale of assets	(1.1)	(1.4)
Loss on impairment of assets	5.9	21.8
Cumulative effect of change in accounting principle, net of taxes	(0.4)	—
Income from unconsolidated affiliates	(3.3)	(3.5)
Gain on sale of discontinued operations	(0.4)	(47.8)
Loss from discontinued operations	1.4	20.4
Amortization of discount/premium on debt	5.8	14.6
AFUDC	(7.4)	(1.3)
Changes in assets and liabilities:
Accounts receivable	785.1	423.8
Inventories	(189.7)	(212.6)
Accounts payable	(397.9)	(97.2)
Customer deposits	3.0	2.7
Taxes accrued	(94.8)	(7.7)
Interest accrued	25.3	62.9
(Under) Overrecovered gas and fuel costs	470.4	64.7
Exchange gas receivable/payable	(159.7)	(22.0)
Other accruals	(67.9)	(0.8)
Prepayments and other current assets	38.8	16.3
Regulatory assets/liabilities	(62.0)	(17.5)
Postretirement and postemployment benefits	(1.5)	41.6
Deferred credits	(12.7)	(5.7)
Deferred charges and other noncurrent assets	2.7	13.2
Other noncurrent liabilities	(0.2)	11.9

Net Operating Activities from Continuing Operations	860.6	774.3
Net Operating Activities from or (used for) Discontinued Operations	4.7	(17.4)

Net Cash Flows from Operating Activities	865.3	756.9

Investing Activities
Capital expenditures	(398.3)	(406.9)
Proceeds from disposition of assets	17.2	7.4
Restricted cash	(174.7)	133.7
Other investing activities	(4.6)	(14.6)

Net Cash Flows used for Investing Activities	(560.4)	(280.4)

Financing Activities
Issuance of long-term debt	—	1,000.0
Retirement of long-term debt	(43.8)	(115.9)
Change in short-term debt	(37.0)	(307.6)
Retirement of preferred stock	(81.1)	—
Issuance of common stock	5.6	39.3
Acquisition of treasury stock	(6.0)	(1.7)
Dividends paid — common stock	(189.2)	(187.6)

Net Cash Flows (used for) or from Financing Activities	(351.5)	426.5

Increase (Decrease) in cash and cash equivalents	(46.6)	903.0
Cash and cash equivalents at beginning of year	69.4	29.5

Cash and cash equivalents at end of period	$22.8	$932.5

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$261.2	$240.0
Interest capitalized	7.4	1.3
Cash paid for income taxes	245.1	97.4